Exhibit 31.4

CERTIFICATION

I, Leonard J. Vrondissis, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 of Gener8 Maritime, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 25, 2015		/s/ Leonard J. Vrondissis
	Name:	Leonard J. Vrondissis
	Title:	Chief Financial Officer and Executive Vice President